EXHIBIT 23.1

                                DANZIGER HOCHMAN
                                  PARTNERS LLP




October 25, 2007



Board of Directors
Oxford Investments Holdings Inc. 1315 Lawrence Avenue East Suite 520 Toronto, Ontario
M3A 3R3

Dear Sirs:

This letter is to constitute our consent to include reference to the report of the independent registered public accounting firm of Oxford Investments Holdings Inc. as of December 31, 2006 in the Registration Statement filed on Form F-3 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,


/s/ Danziger Hochman Partners LLP


DANZIGER HOCHMAN PARTNERS LLP
LICENSED PUBLIC ACCOUNTANTS



















                        Chartered Accountants I Advisors
                     202 Bentworth Ave., Toronto ON M6A 1P8
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